UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2024

BURTECH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41139	86-2708752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Pennsylvania Ave NW, Suite 700

Washington, DC 20004

(Address of principal executive offices, including zip code)

(202) 600-5757

Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	BRKHU	The Nasdaq Stock Market, LLC

Class A Common Stock, par value $0.0001 per share	BRKH	The Nasdaq Stock Market, LLC

Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	BRKHW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing rule or Standard; Transfer of Listing.

On December 11, 2024, BurTech Acquisition Corp. (the “Company”) received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”), stating that the Company did not comply with Nasdaq Interpretive Material IM-5101-2 (“IM-5101-2”), and that its securities are now subject to delisting. Pursuant to IM-5101-2, the Company, a special purpose acquisition company, must complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement. Since the Company did not complete its initial business combination by December 10, 2024, the Company did not comply with IM-5101-2, and its securities are now subject to delisting. Unless the Company requests a timely appeal of this determination by Nasdaq, trading of the Company’s securities on Nasdaq will be suspended at the opening of business on December 18, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing on Nasdaq.

The Company will not appeal Nasdaq’s determination to delist the Company securities and accordingly, the Company’s securities will be suspended from trading on Nasdaq at the opening of business on December 18, 2024. The Company plans to transfer its securities to OTC for quotation under the same ticker symbols following the delisting of the Company’s securities on Nasdaq.

As previously disclosed, on December 22, 2023, the Company, BurTech Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), Blaize, Inc., a Delaware corporation (“Blaize”), and for the limited purposes set forth therein, Burkhan Capital LLC, a Delaware limited liability company and affiliate of the Company (“Burkhan”), entered into an Agreement and Plan of Merger (as amended on April 22, 2024, October 24, 2024 and November 21, 2024, and as may be further amended and/or amended and restated, the “Merger Agreement”), pursuant to which Merger Sub will merge (the “Merger ”) with and into Blaize, whereupon the separate corporate existence of Merger Sub will cease and Blaize will be the surviving company and continue in existence as a wholly owned subsidiary of the Company, on the terms and subject to the conditions set forth therein (collectively with the other transactions described in the Merger Agreement, the “Business Combination”). In connection with the consummation of the Business Combination, the Company will be renamed “Blaize Holdings, Inc.” (“New Blaize”). The Company, in coordination with the prospective management of New Blaize, has submitted an application to Nasdaq to list the securities of New Blaize on Nasdaq following the Business Combination (the “Nasdaq Application”).

Following the delisting of its securities, the Company expects to continue proceeding with the transactions contemplated by the Merger Agreement and complete the Business Combination. In addition, the Company will continue to seek approval of the Nasdaq Application to list the securities of New Blaize on Nasdaq following the consummation of the Business Combination.

Item 8.01. Other Events.

As previously disclosed, BurTech Acquisition Corp. (the “Company”) entered into an amendment to the investment management trust agreement dated as of December 10, 2021, with Continental Stock Transfer & Trust Company (the “Trust Amendment”). Pursuant to the Trust Amendment, the Company has the right to extend the time to complete a business combination on a month-to-month basis (each an “Extension”), until May 15, 2025, by depositing into the trust account $0.05 per unredeemed share of Class A common stock (the “Extension Payment”) or $205,227.15 per month for each one-month Extension.

In accordance with the terms of the Trust Amendment, on or about December 15, 2024, the Company exercised its right to extend the time to complete a business combination by depositing into the trust account $205,227.15 for a one-month Extension.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURTECH ACQUISITION CORP.

	By:	/s/ Shahal Khan
		Name:	Shahal Khan
		Title:	Chief Executive Officer

Dated: December 17, 2024